Exhibit 21.1

Dun & Bradstreet Holdings, Inc.
List of Subsidiaries as of December 31, 2020

Subsidiary	State or Other Jurisdiction of Formation
Avention, Inc.	Delaware, USA
Avention UK Limited (UK)	United Kingdom
Avention Singapore Pte. Ltd. (Singapore)	Singapore
A.C.N. 151 649 722 Pty. Ltd. (formerly Avention Australia Pty. Ltd. (Australia)	Australia
Cannondale Holdings, Inc.	Delaware, USA
Cannondale Investments, Inc.	Delaware, USA
Corinthian Leasing Corporation	Delaware, USA
D&B Business Information Solutions U.C.	Ireland
D&B Canadian Holding B.V.	Netherlands
D&B Europe Limited	England
D&B Group Holdings (UK)	England
D&B Group Limited	Delaware, USA
D&B Group Limited (Branch)	England (UK)
D&B Holdings (UK)	England
D&B Holdings Australia Limited	England
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Holdings B.V.	Netherlands
D&B Investing 1, LLC	Delaware, USA
D&B Management Services Co.	Delaware, USA
D&B Mauritius Limited	Mauritius
DBXB Netherlands B.V.	Netherlands
DBXB S.r.l.	Italy
DBXB Anz Pty. Ltd.	Australia
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd.	England
Dun & Bradstreet Deutschland Holding GmbH	Germany
Dun & Bradstreet Emerging Businesses Corp.	Delaware, USA
Dun & Bradstreet European Business Information Center B.V.	England & Netherlands
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Government Solutions, Inc.	Delaware, USA
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet Information Services India Pvt. Ltd.	India
Dun & Bradstreet Interfax B.V.	Netherlands

Exhibit 21.1

Dun & Bradstreet International Consultant (Shanghai) Co., Ltd.	China
Dun & Bradstreet International, Ltd.	Delaware, USA
Dun & Bradstreet Investments Limited	England
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited	England
Dun & Bradstreet NetProspex, Inc.	Delaware, USA
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet Technology and Corporate Services India LLP	India
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany
Dun & Bradstreet, Inc.	Delaware, USA
Hoover's, Inc.	Delaware, USA
Ifico-Buergel AG	Switzerland
Kosmos Business Information Limited	England
Lattice Engines, Inc.	Delaware, USA
MadObjective, Inc.	Delaware, USA
MicroMarketing D&B (Beijing) Co., Ltd.	China
OneSource India Pvt. Ltd. (India)	India
OneSource Information Services UK Limited	United Kingdom

Orb Intelligence, Inc.	Delaware, USA
Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co., Ltd.	China
Star Intermediate II, LLC	Delaware, USA
Star Intermediate III, LLC	Delaware, USA
The D&B Companies of Canada ULC	Nova Scotia, Canada
The Dun & Bradstreet Corporation	Delaware, USA
Tradethink Limited	Cyprus
Triopax Investments Limited	Cyprus